PRESS RELEASE

Contacts:
Mellanox Technologies
Brian Sparks
408-970-3400
ir@mellanox.com

Stapleton Communications Inc.
Deborah Stapleton
650-470-0200
deb@stapleton.com

Gelbart Kahana
Nava Ladin
+972-3-6074717
nava@gk-biz.com

Mellanox Technologies Announces Financial Results for Q2 2007
Fourth Consecutive Quarter of Record Revenue

SANTA CLARA, Calif. and YOKNEAM, Israel – July 25, 2007 – Mellanox™ Technologies, Ltd. (NASDAQ: MLNX; TASE: MLNX), a leading supplier of semiconductor-based, server and storage interconnect products, today announced record financial results for its fiscal second quarter of 2007, ended June 30, 2007.

In accordance with U.S. generally accepted accounting principles (GAAP), the company recorded revenue in the second quarter of $19.8 million, up 17 percent from the $16.9 million in the first quarter of 2007 and up 83 percent from $10.8 million in the second quarter a year ago.

Gross margins in the second quarter were 75.1 percent, compared with 74.7 percent in the first quarter of 2007 and 68.1 percent in the second quarter a year ago. GAAP net income in the second quarter was $5.6 million or $0.17 per diluted share, compared with $3.3 million or $0.15 per diluted share in the first quarter of 2007 and $649,000 or $0.02 per diluted share a year ago.

On a non-GAAP basis, the company recorded second quarter net income of $6.4 million compared with $3.9 million in the first quarter of 2007 and $712,000 a year ago. These non-GAAP net income results exclude share-based compensation expenses.

Total cash and investments were $137.7 million at June 30, 2007. The company generated $5.0 million of cash from operations during the quarter or $11.7 million for the first half of 2007.

“We are pleased with our second quarter results, which represented the fourth consecutive quarter of record revenues for Mellanox,” said Eyal Waldman, chairman, president and CEO. “We are continuing to expand our OEM customer base, and increasing the number of enterprise and commercial applications we are addressing with InfiniBand.

“We have already begun production shipments of our ConnectX IB InfiniBand adapters to Hewlett-Packard for its BladeSystem c-Class, and expect to ship to additional tier-one server companies later this year. We have also secured our first ConnectX EN 10 Gigabit Ethernet adapter design win.

“In addition to our NASDAQ listing, Mellanox is proud to have listed with the Tel Aviv Stock Exchange (TASE), and to be included in four TASE indexes: the TA-75, TA-100, Tel-Tech and Tel-Tech 15,” he said.

Recent Mellanox Press Release Highlights:

•	July 9 – Mellanox ConnectX IB InfiniBand Mezzanine Adapters Accelerate HP BladeSystem c-Class

•	July 6 – Mellanox Technologies Announces Retirement of S. Atiq Raza from Board of Directors

•	July 2 – Mellanox Technologies Shares to be Listed on Tel Aviv Stock Exchange in Addition to NASDAQ Listing

•	June 27 – Mellanox Powers World’s First PetaScale Computing Environment

•	June 27 – InfiniBand Continues Explosive Growth on June 2007 Top500 List

•	June 26 — Scali and Mellanox Announce The First Quad Core Benchmarks On TopCrunch

•	June 25 — Mellanox InfiniBand Adapters Achieve OpenFabrics and University of New Hampshire InterOperability Lab Logo

•	May 21 — Mellanox Surpasses 2 Million InfiniBand Ports Milestone

•	May 21 — Mellanox Delivers Single-Chip 10 Gigabit Ethernet Adapter

•	April 16 – Mellanox Demonstrates 40Gb/s Connectivity with PCI Express 2.0

•	April 16 – Mellanox Promotes Marc Sultzbaugh to Vice President of Worldwide Sales

Conference Call
Mellanox will broadcast its second quarter 2007 financial results conference call today, Wednesday, July 25, 2007, at 2 p.m. Pacific time (5 p.m. Eastern time).

To listen to the call, please dial (913) 312-6695 approximately 10 minutes prior to the start time. A taped replay will be available approximately two hours after the conclusion of the call and will remain available for one week. To access the replay, dial
(719) 457-0820. The pass code is 7748587.

Mellanox will also conduct a conference call on Thursday, July 26, 2007, at 9 a.m. Israel time to discuss the second quarter 2007 financial results in Hebrew.

To listen to the call, dial +972-3-9180609 approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call, and will remain available for twenty four hours. To access the replay, dial + 972-3-9255940.
.
About Mellanox
Mellanox Technologies is a leading supplier of semiconductor-based, high-performance, InfiniBand and Ethernet connectivity products that facilitate data transmission between servers, communications infrastructure equipment, and storage systems. The company’s products are an integral part of a total solution focused on computing, storage and communication applications used in enterprise data centers, high-performance computing and embedded systems.

Founded in 1999, Mellanox Technologies has its headquarters in Santa Clara, California and Yokneam, Israel. For more information, visit Mellanox at www.mellanox.com

GAAP to Non-GAAP Reconciliation
To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Mellanox uses non-GAAP measures of net income which are adjusted from results based on GAAP to exclude share-based compensation expenses. The company believes the non-GAAP results provide useful information to both management and investors, as these non-GAAP results exclude expenses that are not indicative of our core operating results. Management believes it is useful to exclude share-based compensation expenses because it enhances investors’ ability to review our business from the same perspective as management, which believes that share-based compensation expenses are not directly attributable to the underlying performance of the company’s business operations. Further, management uses non-GAAP information as certain non-cash charges such as share-based compensation do not reflect the cash operating results of the business. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies. A reconciliation of GAAP to non-GAAP condensed consolidated statements of operations is also presented in the financial statements portion of this release and is posted under the “Investors” section at our website.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the rate at which our OEM customer base expands; whether the number of enterprise and commercial applications for our products will continue to increase; whether, and if, we can ship to additional tier-one server companies later this year; our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of our products; our ability to establish and maintain successful relationships with our distribution partners; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; our ability to protect our intellectual property rights; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission.  More information about the risks, uncertainties and assumptions that may impact our business is set forth in our Form 10-K and in our Form 10-Q filed with the SEC on March 26th and on May 8th, 2007, respectively.  All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Mellanox, ConnectX, InfiniBlast, InfiniBridge, InfiniHost, InfiniRISC, InfiniScale, and InfiniPCI are registered trademarks of Mellanox Technologies. All other trademarks are property of their respective owners.

Mellanox Technologies, Ltd.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Total revenues	$19,779	$10,813	$36,634	$19,319
Cost of revenues	(4,926)	(3,444)	(9,196)	(5,950)

Gross profit	14,853	7,369	27,438	13,369
Operating expenses:
Research and development	5,592	3,683	11,536	7,243
Sales and marketing	3,004	2,173	5,795	3,958
General and administrative	1,503	792	2,860	1,618

Total operating expenses	10,099	6,648	20,191	12,819
Income from operations	4,754	721	7,247	550
Other income (loss), net	1,780	(3)	2,737	131
Income before taxes	6,534	718	9,984	681
Provision for taxes on income	(929)	(69)	(1,093)	(123)
Net income	$5,605	$649	$8,891	$558
Accretion of mandatorily redeemable convertible
preferred shares	—	(44)	—	(88)
Income allocable to preferred shareholders	-	(470)	-	(470)
Net income attributable to ordinary shareholders	$5,605	$135	$8,891	$0

Net income per share attributable to ordinary
shareholders
Basic	$0.19	$0.02	$0.35	$0.00
Diluted	$0.17	$0.02	$0.32	$0.00
Shares used in computing income per share attributable
to ordinary shareholders
Basic	29,850	7,668	25,107	7,674
Diluted	32,419	9,598	27,572	9,558

Mellanox Technologies, Ltd.
Reconciliation of GAAP to Non-GAAP Operating Results
(in thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
GAAP NET INCOME	$5,605	$649	$8,891	$558
Adjustments:
Share-based compensation expense	827	63	1,425	110

NON-GAAP NET INCOME	$6,432	$712	$10,316	$668

GAAP SHARES — BASIC	29,850	7,668	25,107	7,674
Adjustments:
Impact from weighted outstanding shares*	10	0	4,753	0

NON-GAAP SHARES — BASIC	29,860	7,668	29,860	7,674

GAAP SHARES — DILUTED	32,419	9,598	27,572	9,558
Adjustments:
Impact from weighted outstanding shares*	10	0	4,753	0
Effect of dilutive securities under	(2,569)	(1,930)	(2,465)	(1,884)
GAAP**
Total options vested and exercisable	3,859	3,400	3,859	3,400

NON-GAAP SHARES — DILUTED	33,719	11,068	33,719	11,074

* Under GAAP, shares used in computing income per share attributable to ordinary shareholders are adjusted for the amount of time they are outstanding during the period. Because the shares issued pursuant to our initial public offering were issued, and all of our then outstanding preferred shares converted into ordinary shares, on February 13 2007, those shares were adjusted for the amount of time they were outstanding during the period as part of the GAAP SHARES- BASIC calculation. The GAAP SHARES-BASIC have been adjusted to a non-GAAP measure as if those ordinary shares were outstanding during the entire period to provide a comparable share number in future quarters.

• This adjustment adds back the GAAP effect of additional ordinary shares that would have been outstanding if the dilutive potential common shares from stock options had been issued under the treasury method.

Mellanox Technologies, Ltd.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2007	2006
	(unaudited)	(audited)
ASSETS
Current assets
Cash and cash equivalents	$78,333	$20,570
Restricted cash	630	678
Marketable securities	58,694	—
Accounts receivables, net	10,167	10,141
Inventories	5,200	4,079
Prepaid expenses and other	788	2,470

Total current assets	153,812	37,938
Property and equipment, net	6,188	2,588
Severance assets	2,530	2,284
Intangible assets, net	132	167
Other long-term assets	109	124

Total assets	$162,771	$43,101

LIABILITIES, CONVERTIBLE PREFERRED SHARES,
AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$4,667	$4,490
Other accrued liabilities	7,129	6,426
Capital lease obligations, current	2,426	420
Other liabilities, current	—	1,156

Total current liabilities	14,222	12,492
Accrued severance	3,427	2,940
Capital lease obligations, net of current portion	1,468	541
Other long-term obligations	85	96

Total liabilities	19,202	16,069
Mandatorily redeemable convertible preferred shares	-	55,759
Convertible preferred shares	—	36,338
Shareholders’ equity (deficit)
Ordinary shares	124	32
Additional paid-in capital	203,808	4,174
Accumulated other comprehensive income	17	-
Accumulated deficit	(60,380)	(69,271)

Total shareholders' equity (deficit)	143,569	(65,065)

Total liabilities and shareholders' equity (deficit)	$162,771	$43,101

Mellanox Technologies, Ltd.
Condensed Consolidated Statement of Cash Flows
(in thousands)

	Six months ended
	June 30,
	2007	2006
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income	$8,891	$558
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Depreciation and amortization	796	899
Share-based compensation expense	1,425	110
Accrued interest	(211)	(28)
Changes in assets and liabilities
Accounts receivable	(26)	(71)
Inventory	(1,121)	599
Prepaid expenses and other assets	1,697	(14)
Accounts payable	177	(993)
Accrued liabilities and other payables	63	118

Net cash provided by operating activities	11,691	1,178

Cash flows from investing activities:
Purchases of severance related insurance policies	(246)	(326)
Purchases of marketable securities	(60,927)	—
Maturities and sale of marketable securities	2,438	-
Return of restricted cash deposit	71	—
Purchases of property and equipment	(1,172)	(281)

Net cash used in investing activities	(59,836)	(607)

Cash flows from financing activities
Proceeds from initial public offering,	105,953	-
net of issuance costs
Principal payments on capital lease obligations	(291)	(96)
Proceeds from exercise of stock options	246	138

Net cash provided by financing activities	105,908	42

Increase in cash and cash equivalents	57,763	613
Cash and cash equivalents at beginning of period	20,570	12,350

Cash and cash equivalents at end of period	$78,333	$12,963